QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on July 3, 2002.

Registration No. 333-50302

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNIVERSAL COMPRESSION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3989167 (I.R.S. Employer Identification No.)

4440 Brittmoore Road
Houston, Texas 77041
(713) 335-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Agent for Service:	Copies of Communications to:

Stephen A. Snider
President and Chief Executive Officer
Universal Compression Holdings, Inc.
4440 Brittmoore Road
Houston, Texas 77041
(713) 335-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)	Mark L. Carlton Senior Vice President and General Counsel Universal Compression Holdings, Inc. 4440 Brittmoore Road Houston, Texas 77041 (713) 335-7454 Fax: (713) 466-6720

        Approximate date of commencement of proposed sale to public: This post-effective amendment removes from registration those shares of Universal Compression Holdings, Inc. common stock that remain unsold hereunder as of the effective date hereof.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

This post-effective amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

        On November 20, 2000, Universal Compression Holdings, Inc., a Delaware corporation, filed a registration statement on Form S-3 (No. 333-50302) covering the sale of 900,726 shares of Universal's common stock, par value $.01 per share, from time to time by selling stockholders named in the prospectus. This registration statement was filed to register the sale of the remaining shares of Universal common stock issued to the former stockholders of Gas Compression Services, Inc. that were not covered under a previous registration statement of Form S-3 (No. 333-46208) filed on September 20, 2000. These shares were issued as part of Universal's acquisition of Gas Compression Services, Inc. on September 15, 2000. On January 5, 2001, Universal filed a pre-effective amendment to this registration statement, and the Commission declared it effective on January 11, 2001.

        In accordance with the undertaking contained in Part II, Item 17(A)(3) of the registration statement pursuant to Item 512(a)(3) of Regulation S-K, Universal filed Post-Effective Amendment No. 1 to the registration statement (No. 333-50302) to remove from registration any shares that remained unsold under that registration statement as of the effective date of Post-Effective Amendment No. 1. Based upon the records of Universal's transfer agent and representations made by the selling shareholders, an aggregate of 107,508 shares covered by the registration statement remain unsold as of the date hereof.

[The remainder of this page is intentionally left blank.]

1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478(a)(4) thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 3, 2002.

UNIVERSAL COMPRESSION HOLDINGS, INC.
By:	/s/ STEPHEN A. SNIDER Stephen A. Snider President and Chief Executive Officer Agent for Service

II-1

QuickLinks

DEREGISTRATION OF SECURITIES
SIGNATURES